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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN OIL & GAS INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INFORMATION CONCERNING SOLICITATION AND VOTING
AVAILABLE INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: TO RATIFY AND APPROVE THE SELECTION OF WHEELER WASOFF, P.C. AS INDEPENDENT AUDITOR
PROPOSAL 3: OTHER BUSINESS
VOTING PROCEDURES
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 1850
Denver, Colorado 80265
(303) 991-0173
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 26, 2005
To Our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders of American Oil & Gas Inc. to be held on August 26, 2005 at 9:00 am (Denver, Colorado time) at Wells Fargo Bank, 1740 Broadway, Lobby Level — Forum Conference Room, Denver, Colorado, for the following purposes:
Proposals for Annual Meeting of Stockholders
American Oil & Gas Inc.

Proposal No. 1:	To elect a Board of Directors consisting of seven Directors, each to serve until the next annual meeting of stockholders or until their respective successors are elected and qualify;

Proposal No. 2:	To ratify and approve the selection by the Board of Directors of Wheeler Wasoff, P.C. as the Company’s independent auditor for the fiscal year ending December 31, 2005; and

Proposal No. 3:	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The complete text of these proposals and the reasons your directors have proposed their adoption are contained in the proxy statement, and you are urged to carefully study them.
      If you do not plan to attend the Annual Meeting, you are respectfully requested to sign, date and return the accompanying Proxy promptly.
      For the reasons stated herein, your Board of Directors recommends that you for “FOR” these proposals. Your vote is important no matter how many shares you own. To be sure that your shares will be voted at the Annual Meeting, please sign and date the enclosed Proxy. This will not prevent you from attending and voting your shares in person. Prompt return of your Proxy will reduce the Company’s expenses in this matter.
      Only stockholders of record as shown on the books of the Company at the close of business on July 1, 2005 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company’s stockholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company’s principal executive offices at 1050 17th Street, Suite 1850, Denver, Colorado, 80265 from the date of this notice for inspection by any stockholder for any purpose germane to the Annual Meeting. The Annual Meeting may adjourn from time to time without notice other than by announcement at the Annual Meeting, or at any adjournments thereof, and any and all business for which the Annual Meeting is hereby noticed may be transacted at any such adjournments.

By Order of the Board of Directors

/s/ Patrick D. O’Brien

Patrick D. O’Brien
Chief Executive Officer
Denver, Colorado
July 14, 2005

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 1850
Denver, Colorado 80265
(303) 991-0173
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To be held August 26, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
       This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of American Oil & Gas Inc., a Nevada corporation (referred to as the “Company” or “American Oil & Gas” or “we” or “us”), to be voted at the Annual Meeting of Stockholders to be held at 9:00 am (Denver, Colorado time) on August 26, 2005 at Wells Fargo Bank, 1740 Broadway, Lobby Level — Forum Conference Room, Denver, Colorado, or at any adjournment or postponement of the Annual Meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about July 20, 2005.
      The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the seven nominees for director whose names are set forth on the proxy card, and (2) in favor of ratification of Wheeler Wasoff, P.C. as our independent auditors.
      A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.
      The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.
AVAILABLE INFORMATION
      Copies of the Annual Report are being sent to each stockholder with this proxy statement. The Annual Report is not part of the proxy soliciting material. Upon written request, we will provide, without charge, a copy of our quarterly report on Forms 10-QSB for the quarter ended March 31, 2005 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on July 1, 2005. Any request for a copy of these reports should be mailed to the President, American Oil & Gas Inc., 1050 17th Street, Suite 1850, Denver, Colorado

80265, (303) 991-0173. Stockholders may also receive copies of these reports by accessing our website at www.americanoilandgasinc.com or the SEC’s website at www.sec.gov.
PROPOSAL 1: ELECTION OF DIRECTORS
      There will be seven directors of the Company elected at the Annual Meeting. The Board of Directors has nominated Patrick D. O’Brien, Andrew P. Calerich, Alan Gelfand, Kendell Tholstrom, M.S. (“Moni”) Minhas, Nick DeMare, and Jon R. Whitney. In the absence of other instructions, the proxies will be voted for each of the individuals named. If elected, each of these individuals will serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.
      The Board recommends a vote “FOR” the election of each of the nominees named above.
Nomination of Directors
      All of the nominees for director are current directors of the Company. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.
About the Directors
      Set forth below is biographical and other information about the persons who will make up the Board following the Annual Meeting, presuming election of the nominees named above. All directors of the Company will hold office until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified.

			Expiration of
		Position(s) and Office(s) with	Term of	Initial Date as
Name	Age	the Company	Director	Director

Patrick D. O’Brien	57	Chief Executive Officer and Chairman of the Board	2005 Annual Meeting	February 2003
Andrew P. Calerich	40	President, Chief Financial Officer and Director	2005 Annual Meeting	October 2003
Alan Gelfand	45	Director	2005 Annual Meeting	December 2002
Kendell Tholstrom	59	Secretary and Director	2005 Annual Meeting	February 2003
M.S. (“Moni”) Minhas	50	Director	2005 Annual Meeting	February 2003
Jon R. Whitney	61	Director	2005 Annual Meeting	February 2005
Nick DeMare	50	Director	2005 Annual Meeting	October 2003
      Patrick D. O’Brien has served as our CEO and as a director of the Company since February 19, 2003. Mr. O’Brien served as our President from February 19, 2003 until July 16, 2003. Mr. O’Brien was chief executive officer, president, co-founder and a director of Tower Colombia Corporation. Prior to co-founding Tower Colombia Corporation in 1995, Mr. O’Brien co-founded Tower Energy in 1984 and co-founded Tower Drilling Company in 1980. Mr. O’Brien began his career in the oil and gas industry with the Dowell Division of Dow Chemical Company where he engineered and supervised all phases of well stimulation and cementing. He joined the Colorado Interstate Gas Company in 1974 where he was responsible for the design, acquisition and development of company-owned gas storage fields. In 1980, Mr. O’Brien joined Montana Power Company as Senior Petroleum Engineer with the responsibility for design, long-range planning and performance economics for its exploration and development programs. Mr. O’Brien has spent over 25 years working in the Powder River Basin. Mr. O’Brien received his B.S. in Petroleum Engineering from the Montana College of Mineral and Science and Technology.
      Andrew P. Calerich has served as our President and CFO since July 17, 2003, and as a director since October 30, 2003. Mr. Calerich has over 15 years of public company oil and gas finance experience in a variety of capacities for various companies. Most recently, he served as Vice President and Chief Financial Officer for Denver Colorado based PYR Energy Corporation. From 1993 to 1997, he was a business consultant specializing in accounting and finance for public and private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at Tipperary Corporation, a public oil and gas exploration and production company. He began his professional career in public accounting with an international accounting firm. Mr. Calerich also currently serves as a director of Falcon Oil & Gas LTD, a publicly traded company listed on the TSXV exchange. Mr. Calerich is a Certified Public Accountant and earned B.S. degrees in both Accounting and Business Administration at Regis College, in Denver.
      Alan Gelfand has served as a director of the Company since December 13, 2002. Prior to becoming a director of the Company, Mr. Gelfand was a stockbroker from 1987 until December 2002. Between May 1991 and January 1993, Mr. Gelfand founded and operated the first on-hill photography company in Whistler, B.C., Canada. Prior to 1987, he had worked as an entrepreneur by co-owning and operating a 15,000 sq. ft. flea market and operating a small corporate incentive gift company. He graduated from Simon Fraser University with a Bachelor of Business Administration in 1982.
      Kendell V. Tholstrom has served as a director of the Company since February 19, 2003 and as Vice-President since April 21, 2005. Mr. Tholstrom was on the board of directors and managed operations for Tower Colombia Corporation. Prior to joining Tower Colombia Corporation in 1995, he served as Vice President/ General Manager for Presidio Oil Company from 1986 to 1995. His responsibilities included the day-to-day management of 35 office employees and 40 field employees. Mr. Tholstrom worked at Sabine Corporation, an oil and gas exploration and production company, from 1982 to 1986 as Division Operations Manager. He worked at Terra Resources 1977 to 1986 in various engineering and management positions and at ARCO Oil & Gas from 1970 to 1972. Mr. Tholstrom is a Registered Professional Engineer in Colorado and has 30 years of petroleum industry experience. Mr. Tholstrom received a B.S. in Petroleum Engineering in 1968 and an M.S. in Petroleum Engineering in 1970 from the Montana College of Mineral Science and Technology.
      M.S. (Moni) Minhas has served as a director of the Company since February 19, 2003. Mr. Minhas is a private businessman and consultant who has, over the last eight years, served as a consultant to Quantel Engineering, PanCanadian Petroleum Limited, Talisman Energy, Abu Dhabi National Oil Company (ADNOC), Petronas National Oil Company (Malaysia), Pertamina National Oil Company (Indonesia), ARCO and Wascana, assisting in the optimization of their reserve production and the development of their properties. From 1980 to 1995, he was employed by PanCanadian Petroleum Ltd. (now EnCana Corporation) eventually serving in senior supervisory, administrative and management positions. Mr. Minhas was responsible for the development of major oil and gas properties in partnership with multinational corporations, and also served as Supervisor for Production Revenue Department in the Reservoir/ Exploitation Department, as Leader of the Reserves Task Force and as a Project Engineer/ Manager. Mr. Minhas received a B.S. in Petroleum Engineering from University of Calgary, Alberta.
      Jon R. Whitney has served as a director since February 2005. Mr. Whitney began his employment with Colorado Interstate Gas Company, a natural gas transmission company, on October 1, 1968 as an accountant and in 1970 was promoted to accounting supervisor. Mr. Whitney joined the regulatory area in 1971 and in 1973 was promoted to Vice President, Regulatory Affairs and Controller. He was subsequently promoted to Senior Vice President and then Executive Vice President, with the additional responsibilities of Administration, Marketing, Engineering and Operations. In 1990, He was promoted to President and Chief Executive Officer and ultimately held various officer positions with 15 different companies within the corporate family. He also has held committee positions with the Interstate Natural Gas Association of

America and the American Gas Association and has held directorships with several outside companies and community organizations. Prior to his employment with Colorado Interstate Gas Company, he was a Certified Public Accountant in private practice. Mr. Whitney is currently a member of Peak Energy Ventures, a natural gas consulting company.
      Nick DeMare has served as a director, designated audit committee financial expert and as Chairman of the Audit Committee since October 30, 2003. Mr. DeMare holds a Bachelor of Commerce degree from the University of British Columbia and is a member in good standing of the Institute of Chartered Accountants of British Columbia. Since May 1991, Mr. DeMare has been the President of Chase Management Ltd., a private company which provides a broad range of administrative, management and financial services to private and public companies engaged in mineral exploration and development, gold and silver production, oil and gas exploration and production and venture capital. Mr. DeMare indirectly owns 100% of Chase. Mr. DeMare currently serves as an officer and director of the following other public reporting companies:

Names of Reporting Issuers	Positions Held	Market

Aguila American Resources, Ltd.	Director	TSXV
Andean American Mining Corp.	Director & Secretary	TSXV
Baradero Resources Limited	Director, President & CEO	TSXV & OTCBB
GGL Diamond Corp.	Director	TSXV
Gold Point Exploration Ltd	Director & President	TSXV
Golden Peaks Resources Ltd.	Director	TSXV
Goldmarca Limited	Director & Secretary	TSXV
Halo Resources Ltd.	Director & CEO	TSXV & OTCBB
Hilton Resources Ltd.	Director, President & CEO	TSXV & OTCBB
Kookaburra Resources Ltd.	Director	TSXV
Lariat Energy Ltd.	Director	TSXV
Medina International Corp.	Director, Secretary, Treasurer & CFO	OTCBB
Tinka Resources Limited	Director	TSXV
Tumi Resources Limited	Director	TSXV & OTCBB
Board of Directors and Committees
      Our Board of Directors held five meetings during the fiscal year ended December 31, 2004. Except for one meeting where one director was not present, each director attended each of the Board and committee meetings he was eligible to attend. The standing committees of the Board include the Audit, Compensation, and Nominating Committees. Each of the Audit and Compensation Committees consists entirely of non-employee directors. We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of stockholders. All of our incumbent directors attended the 2004 Annual Meeting of Stockholders held on July 12, 2004.
      The Audit Committee reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee also reviews and approves the scope and performance of the independent auditors’ work. M.S. Minhas and Alan Gelfand serve as members of the Audit Committee, and Nick DeMare serves as chairman of the Audit Committee. The Audit Committee met six times during the fiscal year ended December 31, 2004 and subsequent to December 31, 2004. All the members of our Audit Committee are independent as defined by the applicable listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Nick DeMare, the chairman of our Audit Committee, is our audit committee financial expert, as defined by the rules and regulations of Regulation S-B of the Securities Exchange Act. Our Board of Directors has adopted a written Audit Committee Charter. The functions of the Audit Committee and its activities during the fiscal year ended December 31, 2004 are described below under the heading “Audit Committee Report”.
      Nick DeMare, Alan Gelfand and M.S. Minhas serve as members of the Company’s Compensation Committee. The Compensation Committee did not meet during the fiscal year ended December 31, 2004.
      Nick DeMare, Alan Gelfand, M.S. Minhas and Andrew Calerich serve as members of the Company’s Nominating Committee. The Nominating Committee did not meet during the fiscal year ended December 31, 2004.
      Stockholders may nominate directors. To be considered for nomination by the Board of Directors at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. Each notice of nomination of directors by a stockholder shall set forth the nominee’s name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder.
Stockholder Communications
      Stockholders wishing to send communications to the Board may contact Patrick D. O’Brien, our Chief Executive Officer and Chairman of the Board, at the Company’s principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.
Code of Ethics
      We have adopted a code of ethics that applies to our executive officers, including Mr. O’Brien, our Chief Executive Officer, and Mr. Calerich, our President and Chief Financial Officer.
Audit Committee Report
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      The Audit Committee met six times during the fiscal year ended December 31, 2004 and subsequent to December 31, 2004 for the following purposes: (i) to review and discuss with management the draft of the audited financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and for the years ended December 31, 2004 and to review and discuss with management the drafts of the unaudited financial statements to be included in the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005 (ii) to discuss with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s use of accounting principles and such other matters as are required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standard No. 61, as amended, (iii) to review the written disclosures and the letter received from the independent auditors required by Independence Standards Board Standard No. 1, including written confirmation from the independent auditors confirming the auditors’ independence from management and the Company, and (iv) to discuss with the Company’s independent auditors the overall scope and plans for the audit.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.
      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under those Acts.

The Audit Committee
Nick DeMare, Chairman
Alan Gelfand
M.S. (“Moni”) Minhas
Compliance with Section 16(a) of the Securities Exchange Act
      Based solely upon a review of Forms 3, 4 and 5 furnished to us, we are not aware of any person who at any time during the fiscal year ended December 31, 2004, was a director, officer or beneficial owner of more than ten percent of our common stock, who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act during such fiscal year, except Patrick O’Brien, our CEO, was late filing a Form 4 with respect to his receipt of stock options on July 15, 2004 and Nick DeMare was late filing two Forms 4 with respect to the vesting of shares of stock in July and October of 2004.
Executive Compensation
      The following table provides summary information for the years 2004, 2003 and 2002 concerning cash and noncash compensation paid or accrued by the Company to or on behalf of the Company’s chief executive officer. In addition the following table provides summary information for any other executive officers that received total salary and bonus exceeding $100,000 for the years 2004, 2003 and 2002.
Annual Compensation

				Other Annual
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)

Patrick O’Brien, CEO(1)	2004	—	—
	2003	—	—
	2002	—	—
Andrew Calerich, President and CFO	2004	99,021	—	322,500	(2)
	2003	48,000	—
	2002	—	—
Long-Term Compensation

		Restricted	Securities
		Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Awards	Options/SARs(#)	Payouts($)	Compensation($)

Patrick O’Brien, CEO	2004	—	—	—	—
	2003	—	—	—	—
	2002	—	—	—	—
Andrew Calerich, President and CFO	2004
	2003	500,000	—	—	—
	2002	—	—	—	—

(1)	Mr. O’Brien became CEO of the Company in February 2003 and was not paid a salary or any other form of compensation during 2003 or 2004. None of the persons who served as CEO or acted in a similar capacity to that of a CEO received salary or any other form of compensation during 2004, 2003 or 2002.

(2)	This amount represents the market value of 250,000 shares of stock that vested on July 1, 2004 in accordance with an employment agreement with Andrew Calerich, our President and CFO.
Employment Agreements
      In July 2003, we entered into an employment agreement with Andrew Calerich, our President and Chief Financial Officer. The three-year employment agreement called for a base salary of $8,000 per month, family health and medical benefits and payment of 500,000 shares of common stock upon continued employment as follows: 250,000 shares shall vest on July 1, 2004 and 250,000 shares shall vest on July 1, 2005. As part of the employment agreement, only that portion of the shares of common stock that has a market value equal to the income tax liability realized upon vesting of the shares may be sold before July 1, 2005. Effective April 21, 2005, a new five-year employment agreement was entered into and as a part of the new agreement, 125,000 of the 250,000 shares scheduled to vest on July 1, 2005 will vest on May 1, 2005. The new agreement provides for a base annual salary of $95,000 and we granted options to purchase 500,000 shares of our common stock to Mr. Calerich at an exercise price of $3.66 per share, which was the closing price of our common stock on the date of grant. One-sixth of the options vested on April 21, 2005, and one-sixth of the options will vest annually on each April 21 thereafter through 2010. These options expire on May 31, 2010.
      Effective April 21, 2005, we entered into an employment agreement with Patrick O’Brien, our Chief Executive Officer. The five-year agreement provides for base salary of $95,000 and family health and medical benefits.
      Effective April 21, 2005, we entered into an employment agreement with Bobby Solomon, a Vice President of the Company. The five-year agreement provides for base salary of $95,000 and family health and medical benefits. Also effective April 21, 2005, we entered into an employment agreement with Kendell Tholstrom, a Vice President of the Company. The five-year agreement provides for base salary of $95,000 and family health and medical benefits.
Equity Compensation and Other Plans
      On July 12, 2004, our stockholders approved the American Oil & Gas, Inc 2004 Stock Option Plan. We do not have any other equity compensation plans or long-term incentive plans. During 2004, we adopted an employee retirement plan.
      The following table provides aggregate information presented as of December 31, 2004 with respect to our 2004 Stock Option Plan. We do not have any other equity compensation plans or long-term incentive plans.

	(a)	(b)	(c)
	Number of Securities	Weighted Averaged	Number of Securities
	to Be Issued Upon	Exercise Price of	Remaining Available for
	Exercise of	Outstanding	Future Issuance
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column (a))

Equity compensation plans approved by shareholders	403,000	$1.25	2,097,000
Equity compensation plans not approved by shareholders	—	—	—

Total	403,000	$1.25	2,097,000

Director Compensation
      Our directors are not compensated for any meeting of the board of directors that they attend, but they are entitled to reimbursement for travel expenses. We are obligated to pay Nick DeMare 12,500 shares of restricted common stock for each quarter he serves as a director, designated audit committee financial expert and as Chairman of the Audit Committee through September 30, 2005. Subsequent to 2004, we granted options to purchase 100,000 shares of the Company’s common stock to Jon Whitney, a new Director of the Company, in consideration for serving on the Company’s Board of Directors. These options have an exercise price of $2.38 per share, which was the closing price of the Company’s common stock on February 15, 2005, the date on which Mr. Whitney accepted our offer to become a member of our board of directors. These options expire five years from the date of grant and one-eighth (1/8) of the options vest on the first day of each quarter during which Mr. Whitney continues to serve on the Company’s Board of Directors.
Stock Ownership Of Directors And Principal Stockholders
      The following table sets forth certain information concerning the ownership of our common stock as of July 8, 2005, with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The number of shares listed as beneficially owned in the following table reflect the forward stock split of 8.25-for-1 of our issued and outstanding common stock which became effective on January 17, 2003. As of July 8, 2005, there were 35,788,702 shares of common stock issued and outstanding.
      Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by him.
      The term “named executive officer” refers to our chief executive officer and each of our other four most highly compensated executive officers serving as of December 31, 2004, who received at least $100,000 of compensation in 2004.
      This table does not include convertible securities which, due to contractual restrictions, are not exercisable within 60 days of the date of this proxy statement.

Name and Address of	Number of Shares
Beneficial Owner	Beneficially Owned(1)	Percent of Class(2)

Patrick D. O’Brien(3)	2,666,359	7.4%
1050 17th Street, Suite 1850 Denver, CO 80265
Andrew P. Calerich(4)	1,083,283	3.0%
1050 17th Street, Suite 1850 Denver, CO 80265
Alan Gelfand	100,238	*
1050 17th Street, Suite 1850 Denver, CO 80265
Kendell Tholstrom	2,541,358	7.1%
1050 17th Street, Suite 1850 Denver, CO 80265
Nick DeMare(5)	311,500	*
1050 17th Street, Suite 1850 Denver, CO 80265

Name and Address of	Number of Shares
Beneficial Owner	Beneficially Owned(1)	Percent of Class(2)

Bob Solomon	2,541,358	7.1%
1050 17th Street, Suite 1850 Denver, CO 80265
M.S. (“Moni”) Minhas	100,238	*
1050 17th Street, Suite 1850 Denver, CO 80265
Jon Whitney(6)	37,500	*
1050 17th Street, Suite 1850 Denver, CO 80265
Executive Officers and Directors as a Group (seven individuals)	10,381,834	28.8%
Wellington Management Company, LLP(7)	3,108,000	8.69%
75 State Street Boston, MA 02109

*	Less than one percent.

(1)	The number of shares and the percentage of the class beneficially owned by the entities above are determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity.

(2)	Percentages are based upon the total 35,788,702 outstanding shares of common stock combined with the number of shares of common stock beneficially owned by each person or entity.

(3)	Includes options to purchase 125,000 shares of common stock that are currently exercisable.

(4)	Includes options to purchase 83,333 shares of common stock that are currently exercisable.

(5)	Includes 87,500 shares owned by DNG Capital Corp., which is a company wholly owned by Mr. DeMare. Mr. DeMare was granted 100,000 shares of common stock in exchange for services rendered by him as a director. Of these 100,000 shares, 12,500 shares will vest for every quarter he serves as a Director, Chairman of the Audit Committee and as the designated Financial Expert of American Oil & Gas Inc. Upon vesting the shares are issued in the name of DNG Capital Corp.

(6)	Based upon a Schedule 13G dated February 14, 2004. According to the Schedule 13G, Wellington Management Company, LLP has shared voting power with respect to 3,108,000 shares, and shared power to dispose of the 3,108,000 shares.

(7)	Represents options to purchase 37,500 shares of common stock that are currently exercisable.
Certain Relationships and Related Transactions
      On April 21, 2005, we acquired 100% of the outstanding common stock of Tower Colombia Corporation (“Tower”) in exchange for 5.8 million shares of our restricted common stock pursuant to a merger (the “Tower Merger”). We have had a relationship with Tower since January 2003 when we executed a Purchase and Sale Agreement that was negotiated at arms-length, with Tower and North Finn, LLC, a Wyoming limited liability company (“North Finn”), to acquire an undivided 50% working interest in the Wyoming Krejci Project, the Montana Bear Creek Project and in and to certain coalbed oil and gas leases in the Powder River Basin of Wyoming and the Big Horn Basin of Montana. See “Description of Property — Oil and Gas Assets”. We believe that the terms of the transaction were fair to the Company.

      Subsequent to the acquisition of the oil and gas leases, Mr. Patrick D. O’Brien, President of Tower, was appointed Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Mr. O’Brien continued to serve as President of Tower until the Tower Merger. Prior to the Tower Merger, Tower and North Finn actively pursued exploration and development independent of the Company. However, Tower, North Finn and the principals of each entity entered into a Participation Agreement with the Company on January 17, 2003, in which they agreed to provide the Company the right to participate, on an equal basis, in any financing transaction regarding an oil and/or gas exploration and/or production asset, or acquisition or disposition of oil and/or gas exploration and/or production assets that becomes available to them.
      We have a strategic alliance with North Finn LLC, pursuant to which principals of North Finn provide continuing oil and gas operational and technical expertise to the Company. No compensation was paid during 2003 or 2004 for these services and there is no agreement for specific future compensation. The principals of Tower and North Finn provided similar services to the Company during 2002, and during December 2002, were compensated for services rendered through payment of restricted common stock. Each of the six principals of Tower and North Finn received 608,025 shares (adjusted for the January 17, 2003, 8.25 for 1 forward stock split) valued at $18,425, based on the market price of the stock on the date of payment.
      Effective January 17, 2005, we agreed with Tower that the three principals of Tower would provide geological and other management services to us, and we would pay Tower a management fee of $30,000 per month through the date of closing the Tower Merger or May 31, 2005, whichever occurred first. This agreement terminated upon consummation of the Tower Merger.
PROPOSAL 2: TO RATIFY AND APPROVE THE SELECTION OF
WHEELER WASOFF, P.C. AS INDEPENDENT AUDITOR
      Subject to ratification by the stockholders, the Board of Directors has selected Wheeler Wasoff, P.C., independent auditor, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. Although stockholder approval of the Board’s selection of Wheeler Wasoff, P.C. is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the selection of Wheeler Wasoff, P.C.
      Representatives of Wheeler Wasoff, P.C. are not expected to be present at the Annual Meeting.
      The Board recommends a vote “FOR” the ratification of the appointment of Wheeler Wasoff, P.C. as the Company’s independent auditor.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
      On May 8, 2003, the Board of Directors appointed Wheeler Wasoff, P.C. as the Company’s independent auditor for the fiscal year ended December 31, 2003. This appointment represented a change in our auditor from Clyde Bailey, P.C. (“Bailey”). Bailey was dismissed by the Board on May 8, 2003. The dismissal was prompted by the fact that the Company’s management has changed, as has the location of its executive offices. The decision to dismiss Bailey was approved by the Board.
      There were no disagreements with Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company’s two most recent fiscal years and any subsequent interim period through the date of dismissal. Bailey’s report on the financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion and have not been modified as to uncertainty, audit scope or accounting principles.

Principal Accountant Fees and Services

Audit Fees
      Wheeler Wasoff, P.C. the Company’s certified independent accountant, billed the Company $31,544 for the year ended December 31, 2003, for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB, as well as for services normally provided by Wheeler Wasoff, P.C. in connection with statutory and regulatory filings or engagements for fiscal 2004. It is estimated that Wheeler Wasoff, P.C. will bill approximately $40,000 for these services for the year ending December 31, 2004.

Audit-Related Fees
      Wheeler Wasoff, P.C. did not provide the Company with any services for assurance and related services that were not reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.

Tax Fees
      For the year ended December 31, 2003, Wheeler Wasoff, P.C. billed the Company $2,021 for professional services for tax compliance, tax advice and tax planning. It is anticipated Wheeler Wasoff P.C. will bill approximately $3,000 for the same services for 2004.

All Other Fees
      For the year ended December 31, 2003, Wheeler Wasoff, P.C. did not bill the Company for products and services other than those described above.
Audit Committee Pre-Approval
      Our Audit Committee Charter provides that the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit. Alternatively, our Audit Committee Charter provides that the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. Because of the pre-approved policies and procedures established by the audit committee, the Audit Committee did not pre-approve Wheeler Wasoff, P.C. fees for audit services for fiscal year 2004.
PROPOSAL 3: OTHER BUSINESS
      The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the Annual Meeting, the persons acting under proxies in the enclosed proxy card will vote thereon in accordance with their best judgment.
VOTING PROCEDURES
      Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the Annual Meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders, except for the election of directors, which requires the affirmative vote of a plurality of the shares represented at the Annual Meeting, for their consideration, unless a different number of votes is required by Nevada law or our certificate of incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the Annual Meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
      In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2005 fiscal year, proposals by individual stockholders must be received by us no later than April 30, 2006.
      In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting at stockholders to be properly brought before such meeting, such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices no later than April 30, 2006.
* * * *
      This Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Patrick D. O’Brien

Patrick D. O’Brien
Chief Executive Officer
Dated: July 14, 2005
* * * *

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 1850
Denver, CO 80265

*** PROXY ***

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Patrick D. O’Brien and Andrew P. Calerich, or either of them, as proxies, with full power of substitution and revocation, the true and lawful attorney and proxies of the undersigned at the Annual Meeting of Stockholders of American Oil & Gas Inc. (the “Company”) to be held at 9:00 am (Denver, Colorado time) on August 26, 2005, at Wells Fargo Bank, 1740 Broadway, Lobby Level — Forum Conference Room, Denver, Colorado, or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Annual Meeting with all powers the undersigned would possess if personally present at the Annual Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Stockholders, dated July 11, 2005, and the accompanying proxy statement of the Company.

1.	Election of the Board of Directors until the next Annual Meeting

     ☐ For all nominees listed below (except as marked to the contrary)

		For the Nominee	Against the Nominee	Abstain

1.	Patrick D. O’Brien	☐	☐	☐
2.	Andrew P. Calerich	☐	☐	☐
3.	Alan Gelfand	☐	☐	☐
4.	Kendell Tholstrom	☐	☐	☐
5.	M.S. (“Moni”) Minhas	☐	☐	☐
6.	Nick DeMare	☐	☐	☐
7.	Jon R. Whitney	☐	☐	☐

2.	Ratification of the employment of Wheeler Wasoff, P.C. as the Company’s independent auditor for the fiscal year ending December 31, 2005.

☐ For	☐ Against	☐ Abstain

3.	Any other business as may properly come before the Annual Meeting or any adjournment thereof.

☐ For	☐ Against	☐ Abstain

Each of the Proxies is authorized to vote upon such other business that may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” all proposals listed. If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of all listed proposals. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for all proposals.

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Please date and sign this Proxy exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                         , 2005

Please print or type your name here

Signature

Signature

Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope. If you have had a change of address, please print or type your new address(es) in the space below:

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